AMENDMENT NO. 21
TO
MASTER INVESTMENT ADVISORY AGREEMENT
     This amendment dated as of April 30, 2010, amends the Master Investment Advisory Agreement (the “Agreement”), dated May 1, 2000, between AIM Variable Insurance Funds, a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.
WITNESSETH:
     WHEREAS, AIM Variable Insurance Funds is now named AIM Variable Insurance Funds (Invesco Variable Insurance Funds); and
     WHEREAS, the following Funds have been renamed:

CURRENT NAME	NEW NAME
AIM V.I. Basic Balanced Fund	Invesco V.I. Basic Balanced Fund
AIM V.I. Basic Value Fund	Invesco V.I. Basic Value Fund
AIM V.I. Capital Appreciation Fund	Invesco V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund	Invesco V.I. Capital Development Fund
AIM V.I. Core Equity Fund	Invesco V.I. Core Equity Fund
AIM V.I. Diversified Income Fund	Invesco V.I. Diversified Income Fund
AIM V.I. Dynamics Fund	Invesco V.I. Dynamics Fund
AIM V.I. Financial Services Fund	Invesco V.I. Financial Services Fund
AIM V.I. Global Health Care Fund	Invesco V.I. Global Health Care Fund
AIM V.I. PowerShares ETF Allocation Fund	Invesco V.I. Global Multi-Asset Fund
AIM V.I. Global Real Estate Fund	Invesco V.I. Global Real Estate Fund
AIM V.I. Government Securities Fund	Invesco V.I. Government Securities Fund
AIM V.I. High Yield Fund	Invesco V.I. High Yield Fund
AIM V.I. International Growth Fund	Invesco V.I. International Growth Fund
AIM V.I. Large Cap Growth Fund	Invesco V.I. Large Cap Growth Fund
AIM V.I. Leisure Fund	Invesco V.I. Leisure Fund
AIM V.I. Mid Cap Core Equity Fund	Invesco V.I. Mid Cap Core Equity Fund
AIM V.I. Money Market Fund	Invesco V.I. Money Market Fund
AIM V.I. Small Cap Equity Fund	Invesco V.I. Small Cap Equity Fund
AIM V.I. Technology Fund	Invesco V.I. Technology Fund
AIM V.I. Utilities Fund	Invesco V.I. Utilities Fund
     NOW, THEREFORE, the parties agree that:
1.	All references to AIM Variable Insurance Fund in the Agreement are deleted and hereby replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds).

2.	Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

“APPENDIX A
FUNDS AND EFFECTIVE DATES

Effective Date of
Name of Fund	Advisory Agreement
Invesco V.I. Basic Balanced Fund	May 1, 2000
Invesco V.I. Basic Value Fund	September 10, 2001
Invesco V.I. Capital Appreciation Fund	May 1, 2000
Invesco V.I. Capital Development Fund	May 1, 2000
Invesco V.I. Core Equity Fund	May 1, 2000
Invesco V.I. Diversified Income Fund	May 1, 2000
Invesco V.I. Dynamics Fund	April 30, 2004
Invesco V.I. Financial Services Fund	April 30, 2004
Invesco V.I. Global Health Care Fund	April 30, 2004
Invesco V.I. Global Multi-Asset Fund	October 22, 2008
Invesco V.I. Global Real Estate Fund	April 30, 2004
Invesco V.I. Government Securities Fund	May 1, 2000
Invesco V.I. High Yield Fund	May 1, 2000
Invesco V.I. International Growth Fund	May 1, 2000
Invesco V.I. Large Cap Growth Fund	September 1, 2003
Invesco V.I. Leisure Fund	April 30, 2004
Invesco V.I. Mid Cap Core Equity Fund	September 10, 2001
Invesco V.I. Money Market Fund	May 1, 2000
Invesco V.I. Small Cap Equity Fund	September 1, 2003
Invesco V.I. Technology Fund	April 30, 2004
Invesco V.I. Utilities Fund	April 30, 2004
Invesco V.I. Dividend Growth Fund	February 12, 2010
Invesco V.I. Global Dividend Growth Fund	February 12, 2010
Invesco V.I. High Yield Securities Fund	February 12, 2010
Invesco V.I. Income Builder Fund	February 12, 2010
Invesco V.I. S&P 500 Index Fund	February 12, 2010
Invesco V.I. Select Dimensions Balanced Fund	February 12, 2010
Invesco V.I. Select Dimensions Dividend Growth Fund	February 12, 2010
Invesco V.I. Select Dimensions Equally-Weighted S&P 500 Fund	February 12, 2010
Invesco Van Kampen V.I. Capital Growth Fund	February 12, 2010
Invesco Van Kampen V.I. Comstock Fund	February 12, 2010
Invesco Van Kampen V.I. Equity and Income Fund	February 12, 2010
Invesco Van Kampen V.I. Global Tactical Asset Allocation Fund	February 12, 2010
Invesco Van Kampen V.I. Global Value Equity Fund	February 12, 2010
Invesco Van Kampen V.I. Government Fund	February 12, 2010
Invesco Van Kampen V.I. Growth and Income Fund	February 12, 2010
Invesco Van Kampen V.I. High Yield Fund	February 12, 2010
Invesco Van Kampen V.I. International Growth Equity Fund	February 12, 2010
Invesco Van Kampen V.I. Mid Cap Growth Fund	February 12, 2010
Invesco Van Kampen V.I. Mid Cap Value Fund	February 12, 2010
Invesco Van Kampen V.I. Value Fund	February 12, 2010

APPENDIX B
COMPENSATION TO THE ADVISOR
     The Trust shall pay the Adviser, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.
Invesco V.I. Basic Balanced Fund

Net Assets	Annual Rate

First $150 million	0.75%
Over $150 million	0.50%
Invesco V.I. Basic Value Fund
Invesco V.I. Large Cap Growth Fund

Net Assets	Annual Rate

First $250 million	0.695%
Next $250 million	0.67%
Next $500 million	0.645%
Next $1.5 billion	0.62%
Next $2.5 billion	0.595%
Next $2.5 billion	0.57%
Next $2.5 billion	0.545%
Over $10 billion	0.52%
Invesco V.I. Capital Appreciation Fund
Invesco V.I. Core Equity Fund

Net Assets	Annual Rate

First $250 million	0.65%
Over $250 million	0.60%
Invesco V.I. Capital Development Fund

Net Assets	Annual Rate

First $350 million	0.75%
Over $350 million	0.625%

Invesco V.I. Diversified Income Fund

Net Assets	Annual Rate

First $250 million	0.60%
Over $250 million	0.55%
Invesco V.I. Dynamics Fund
Invesco V.I. Small Cap Equity Fund

Net Assets	Annual Rate

First $250 million	0.745%
Next $250 million	0.73%
Next $500 million	0.715%
Next $1.5 billion	0.70%
Next $2.5 billion	0.685%
Next $2.5 billion	0.67%
Next $2.5 billion	0.655%
Over $10 billion	0.64%
Invesco V.I. Financial Services Fund
Invesco V.I. Global Health Care Fund
Invesco V.I. Global Real Estate Fund
Invesco V.I. Leisure Fund
Invesco V.I. Technology Fund

Net Assets	Annual Rate

First $250 million	0.75%
Next $250 million	0.74%
Next $500 million	0.73%
Next $1.5 billion	0.72%
Next $2.5 billion	0.71%
Next $2.5 billion	0.70%
Next $2.5 billion	0.69%
Over $10 billion	0.68%

Invesco V.I. Government Securities Fund

Net Assets	Annual Rate

First $250 million	0.50%
Over $250 million	0.45%
Invesco V.I. High Yield Fund

Net Assets	Annual Rate
First $200 million	0.625%
Next $300 million	0.55%
Next $500 million	0.50%
Over $1 billion	0.45%
Invesco V.I. International Growth Fund

Net Assets	Annual Rate
First $250 million	0.75%
Over $250 million	0.70%
Invesco V.I. Mid Cap Core Equity Fund

Net Assets	Annual Rate
First $500 million	0.725%
Next $500 million	0.700%
Next $500 million	0.675%
Over $1.5 billion	0.65%
Invesco V.I. Money Market Fund

Net Assets	Annual Rate
First $250 million	0.40%
Over $250 million	0.35%
Invesco V.I. Global Multi-Asset Fund

Net Assets	Annual Rate
First $250 million	0.67%
Next $250 million	0.655%
Next $500 million	0.64%
Next $1.5 billion	0.625%
Next $2.5 billion	0.61%
Next $2.5 billion	0.595%
Next $2.5 billion	0.58%
Over $10 billion	0.565%

Invesco V.I. Utilities Fund

Net Assets	Annual Rate

All Assets	0.60%
Invesco V.I. Dividend Growth Fund
Invesco V.I. Select Dimensions Dividend Growth Fund

Net Assets	Annual Rate
First $250 million	0.545%
Over $750 million	0.42%
Next $1 billion	0.395%
Over $2 billion	0.37%

Invesco V.I. Global Dividend Growth Fund
Invesco Van Kampen V.I. Global Value Equity Fund

Net Assets	Annual Rate
First $1 billion	0.67%
Next $500 million	0.645%
Next $1 billion	0.62%
Next $1 billion	0.595%
Next $1 billion	0.57%
Over $4.5 billion	0.545%
Invesco V.I. High Yield Securities Fund
Invesco Van Kampen V.I. High Yield Fund

Net Assets	Annual Rate
First $500 million	0.42%
Next $250 million	0.345%
Next $250 million	0.295%
Next $1 billion	0.27%
Next $1 billion	0.245%
Over $3 billion	0.22%
Invesco V.I. Income Builder Fund

Net Assets	Annual Rate
First $500 million	0.67%
Over $500 million	0.645%
Invesco V.I. S&P 500 Index Fund
Invesco V.I. Select Dimensions Equally-Weighted S&P 500 Fund

Net Assets	Annual Rate
First $2 billion	0.12%
Over $2 billion	0.10%
Invesco V.I. Select Dimensions Balanced Fund

Net Assets	Annual Rate
First $500 million	0.52%
Over $500 million	0.495%
Invesco Van Kampen V.I. Capital Growth Fund

Net Assets	Annual Rate
First $500 million	0.70%
Next $500 million	0.65%
Over $1 billion	0.60%

Invesco Van Kampen V.I. Comstock Fund
Invesco Van Kampen V.I. Growth and Income Fund

Net Assets	Annual Rate
First $500 million	0.60%
Over $500 million	0.55%
Invesco Van Kampen V.I. Equity and Income Fund

Net Assets	Annual Rate
First $150 million	0.50%
Next $100 million	0.45%
Next $100 million	0.40%
Over $350 million	0.35%
Invesco Van Kampen V.I. Global Tactical Asset Allocation Fund

Net Assets	Annual Rate
First $750 million	0.75%
Next $750 million	0.70%
Over $1.5 billion	0.65%
Invesco Van Kampen V.I. Government Fund

Net Assets	Annual Rate
First $500 million	0.50%
Next $500 million	0.45%
Over $1 billion	0.40%
Invesco Van Kampen V.I. International Growth Equity Fund

Net Assets	Annual Rate
First $1 billion	0.75%
Over $1 billion	0.70%
Invesco Van Kampen V.I. Mid Cap Growth Fund

Net Assets	Annual Rate
First $500 million	0.75%
Next $500 million	0.70%
Over $1 billion	0.65%
Invesco Van Kampen V.I. Mid Cap Value Fund

Net Assets	Annual Rate
First $1 billion	0.72%
Over $1 billion	0.65%

Invesco Van Kampen V.I. Value Fund

Net Assets	Annual Rate
First $500 million	0.55%
Next $500 million	0.50%
Over $1 billion	0.45%”
     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.
     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers on the date first written above.

AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

Attest:	/s/ Stephen R. Rimes	By:	/s/ John M. Zerr

	Assistant Secretary		John M. Zerr Senior Vice President
(SEAL)

INVESCO ADVISERS, INC.

Attest:	/s/ Stephen R. Rimes	By:	/s/ John M. Zerr

	Assistant Secretary		John M. Zerr Senior Vice President
(SEAL)